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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT




       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported) - March 31, 1994



                           THE J. M. SMUCKER COMPANY
             (Exact name of registrant as specified in its charter)


             Ohio                      1-5111                  34-0538550
    ----------------------     ----------------------    ----------------------
    State of Incorporation     Commission File Number    IRS Identification No.



                                STRAWBERRY LANE
                             ORRVILLE, OHIO  44667
                                 (216) 682-3000



           This document consists of 4 pages. The Exhibit Index is located at page 3.

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    ITEM 2.  ACQUISITION OF ASSETS
             ---------------------

    On March 31, 1994, The J. M. Smucker Company ("Smucker") acquired certain assets and assumed certain liabilities of the frozen pie business of Mrs. Smith's Frozen Foods Co., a wholly owned subsidiary of Kellogg Company. Smucker acquired the Pottstown, Pennsylvania facility, which includes a production plant, equipment, warehouse storage, and office buildings. In addition, Smucker also received title to all raw material and finished goods inventories, outstanding contracts, prepaid assets and other intangible assets used in the frozen pie business. Smucker will account for this acquisition under the purchase method.

    At the closing date, Smucker paid an initial price of $80.1 million for the assets of the Mrs. Smith's pie business, in accordance with the purchase agreement dated March 1, 1994. This initial price is subject to subsequent adjustment based upon, among other things, the value of the net assets of the frozen pie business at March 31, 1994.

    In order to provide long term financing for this transaction and to provide funds for seasonal purchases of fruit during the coming months, Smucker will enter into a $125.0 million revolving credit agreement with Society National Bank, National City Bank, and First National Bank of Chicago. The Company provided the funds for the initial price at closing by borrowing $56 million under an existing line of credit with Society National Bank and by using $24.1 million in cash from internally generated funds.

    Smucker intends to continue the manufacturing, marketing, and distribution of frozen pies.

    Timothy P. Smucker, Chairman and a director of Smucker, also is a director of Kellogg Company. Russell G. Mawby also is a director of both Smucker and Kellogg Company.


    ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
             ---------------------------------

    (a & b)

    Historically, the frozen pie business was consolidated into the overall financial results of Mrs. Smith's Frozen Foods Co. As a result, no separate financial statements were prepared for the pie business. Therefore, it is impractical at this time to provide the required financial information. The Company will file an amendment to this Report containing audited financial statements and proforma information as soon as practical, but no later than sixty days following the date of this Report.
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                                    EXHIBITS





    (c) Exhibits furnished in accordance with the provisions of item 601 of regulation S-K:


        2-1. Asset Purchase Agreement between The J. M. Smucker Company and Mrs. Smith's Frozen Foods Co., dated March 1, 1994.
             (As permitted by Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are not filed herewith. The agreement identifies all omitted documents, and the Company agrees to furnish supplementally a copy of any such document upon Commission request.)

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          April 14, 1994                     THE J. M. SMUCKER COMPANY





                                        BY STEVEN J. ELLCESSOR
                                        Secretary